                                    FORM OF
                             PARTICIPATION AGREEMENT

                                      AMONG

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                            POTOMAC INSURANCE TRUST,

                                       AND

                         RAFFERTY ASSET MANAGEMENT, LLC

   THIS  AGREEMENT,  dated as of the  30th  day of  April,  2004,  by and  among
Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company  organized under the laws of the State of Kansas,  on its own behalf and on behalf of each segregated  asset account of the Company set forth on Schedule
A hereto,  as may be  amended  from time to time  (each an  "Account"),  Potomac
Insurance Trust (the "Fund"), a Massachusetts business trust, and Rafferty Asset
Management, LLC(the "Adviser"), a New York limited liability company.

   WHEREAS,  the shares of  beneficial  interest  of the Fund are  divided  into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a "Portfolio"); and

   WHEREAS, the Fund is registered as an open-end management  investment company under the  Investment  Company  Act of 1940 (the  "1940  Act") and shares of the
Portfolios  are  registered  under the  Securities  Act of 1933, as amended (the
"1933 Act"); and

   WHEREAS, the Adviser, which serves as investment adviser to the Fund, is duly registered as an investment  adviser under the Investment  Advisers Act of 1940, as amended; and

   WHEREAS,  the  Company  has issued or will  issue  certain  variable  annuity contracts  supported wholly or partially by the Account (the  "Contracts"),  and said  Contracts are listed in Schedule A hereto,  as it may be amended from time to time by mutual written agreement; and

   WHEREAS, the Account is duly established and maintained as a segregated asset account,  duly established by the Company, on the date shown for such Account on
Schedule A hereto, to set aside and invest assets  attributable to the aforesaid
Contracts; and

   WHEREAS,  the Company intends to purchase shares in the Portfolios  listed in
Schedule  A hereto,  as it may be  amended  from time to time by mutual  written agreement (the  "Designated  Portfolios"),  on behalf of the Account to fund the aforesaid Contracts;

   NOW, THEREFORE,  in consideration of their mutual promises,  the Company, the
Fund and the Adviser agree as follows:

ARTICLE I.  SALE OF FUND SHARES

   1.1.  Subject to Article X hereof,  the Fund agrees to make  available to the
Company  for  purchase  on  behalf  of the  Account,  shares  of the  Designated
Portfolios,  such purchases to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Portfolios
(other  than  those  listed  on  Schedule  A) in  existence  now or that  may be established in the future will be made available to the Company only as the Fund may so provide,  and (ii) the Board of Trustees  of the Fund (the  "Board")  may
suspend or terminate the offering of shares of any Designated Portfolio or class thereof upon written notice to the Company, if such action is required by law or by regulatory  authorities having  jurisdiction or if, in the sole discretion of the  Board  acting  in good  faith and in light of its  fiduciary  duties  under federal and any  applicable  state laws,  suspension or termination is necessary and in the best interests of the shareholders of such Designated Portfolio.

   1.2.  The Fund shall redeem, at the Company's request, any full or fractional
Designated  Portfolio shares held by the Company on behalf of the Account,  such redemptions to be effected at net asset value in accordance  with Section 1.3 of this Agreement.  Notwithstanding the foregoing, the Fund may delay redemption of
Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

   1.3.  PURCHASE AND REDEMPTION PROCEDURES

         (a) The Fund  hereby  appoints  the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption  requests on behalf of the  Account  (but not with  respect to any Fund shares that may be held in the  general  account of the  Company)  for  shares of those  Designated
Portfolios  made  available  hereunder,  based on  allocations of amounts to the
Account  or  subaccounts  thereof  under the  Contracts  and other  transactions relating to the  Contracts or the Account.  Receipt and  acceptance  of any such request (or relevant transactional information therefor) on any day the New York
Stock  Exchange  is  open  for  trading  and on  which  a  Designated  Portfolio calculates  its net asset value (a "Business  Day") pursuant to the rules of the
Securities and Exchange Commission ("SEC"), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily  calculates its net asset value as described from time to time in the Fund's  prospectus  shall constitute receipt and  acceptance by the  Designated  Portfolio on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following  Business Day.  Requests received by the Company after the calculation  of the Fund's net asset value as described from time to time in the
Fund's  prospectus  on any given  day shall be  treated  as if  received  on the following  Business Day. The receipt and  acceptances  of any requests  shall be made in accordance with Rule 22c-1 of the 1940 Act.

         (b) The Company  shall pay for shares of each  Designated  Portfolio on the same  Business Day that it notifies the Fund of a purchase  request for such shares.  Payment for Designated  Portfolio shares shall be made in federal funds transmitted  to the Fund or other  designated  person by wire to be  received by
3:00 p.m.  Eastern Time on the Business Day the Fund is notified of the purchase request for  Designated  Portfolio  shares  (unless the Fund  determines  and so advises the Company that  sufficient  proceeds are available from  redemption of shares of other Designated  Portfolios  effected pursuant to redemption requests tendered by the Company on behalf of the Account,  or unless the Fund  otherwise determines  and so  advises  the  Company to delay the date of  payment,  to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested,  and Designated Portfolio shares purchased thereby will be issued,  as soon as practicable  and the Company shall promptly, upon the  Fund's  request,  reimburse  the Fund for any  charges,  costs,  fees, interest or other expenses  incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio  transactions effected by the Fund based upon such purchase request.  Upon receipt of federal funds so wired, such funds shall
cease  to  be  the   responsibility   of  the  Company  and  shall   become  the
responsibility of the Fund.

         (c) Payment for Designated  Portfolio shares redeemed by the Account or the Company  shall be made by the Fund in federal funds  transmitted  by wire to the Company or any other  designated  person by 3 p.m.  Eastern Time on the same
Business  Day the Fund is  properly  notified  of the  redemption  order of such shares (unless  redemption  proceeds are to be applied to the purchase of shares of other  Designated  Portfolios  in  accordance  with  Section  1.3(b)  of this
Agreement),  except  that the Fund  reserves  the  right  to  delay  payment  of redemption  proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder,  and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

   1.4.  The  Company agrees to purchase and redeem the shares of the Portfolios named in  Schedule  A  offered  by the then  current  prospectus  of the Fund in accordance with the provisions of the applicable prospectus.

   1.5.  The Fund  shall use its best  efforts  to make the net asset  value per share  for each  Designated  Portfolio  available  to the  Company  by 6:30 p.m.
Eastern  Time  each  Business  Day,  and in any  event,  as soon  as  reasonably practicable after the net asset value per share for such Designated Portfolio is calculated,  and shall  calculate  such net asset value in  accordance  with the
Fund's  prospectus.  If the Fund provides the Company with materially  incorrect share net asset value information,  the Company on behalf of the Account,  shall be entitled to an  adjustment  to the number of shares  purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share,  dividend or capital gain information shall be reported  promptly to the  Company  upon  discovery.  In the event that any such material  error is the  result  of the  gross  negligence  of the  Fund,  or its designated  agent for calculating  the net asset value,  any  administrative  or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser's expense.

   1.6.  If the Company  provides  incorrect  processing  information,  the Fund shall be  entitled  to an  adjustment  with  respect  to the  number  of  shares purchased  or  redeemed to reflect  the  correct  information.  Any error in the information  provided by the  Company to the Fund shall be reported  promptly to the Fund and the Adviser upon discovery.  In the event that the Company provides incorrect  processing  information  to the Fund which causes a material error in the calculation of the NAV for a Designated Portfolio and which is the result of the gross negligence of the Company, any administrative or other costs or losses incurred by the Fund for  correcting the  transaction  shall be at the Company's expense.

   1.7.  The Fund  shall use its best  efforts  to  furnish  notice  (by wire or telephone  followed  by  written  confirmation)  to the  Company  of any  income dividends  or capital gain  distributions  payable on any  Designated  Portfolio shares by the record date, but in no event later than 6:30 p.m.  Eastern Time on the ex-dividend  date. The Company,  on its behalf and on behalf of the Account, hereby elects to receive all such dividends and  distributions as are payable on any  Designated  Portfolio  shares  in the  form of  additional  shares  of that
Designated  Portfolio.  The  Company  reserves  the right,  on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and  capital  gain  distributions  in cash.  The Fund shall  notify the  Company promptly of the number of  Designated  Portfolio  shares so issued as payment of such dividends and distributions.

   1.8.  Issuance and transfer of Fund shares shall be by book entry only. Share certificates  will not be issued to the  Company or the  Account.  Purchase  and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

   1.9.  (a) The parties hereto acknowledge that the arrangement contemplated by this  Agreement  is not  exclusive;  the  Fund's  shares  may be sold  to  other insurance companies and the cash value of the Contracts may be invested in other investment companies.

         (b) The Company shall not,  without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

         (c) The Company shall not,  without prior notice to the Adviser (unless otherwise  required by  applicable  law),  induce  Contract  owners to change or modify the Fund or change the Fund's investment adviser.

         (d) The Company  shall not,  without  prior notice to the Fund,  induce
Contract  owners  to vote  on any  matter  submitted  for  consideration  by the shareholders of the Fund in a manner other than as recommended by the Board.

   1.10. The  parties may agree,  in lieu of the  procedures  set forth above in this  Article 1, to place and settle  trades for Fund shares  through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

   2.1.  The  Company  represents  and warrants  that the  Contracts (a) are, or prior to  issuance  will be,  registered  under  the  1933  Act,  or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered  exclusively in  transactions  that are properly  exempt from registration  under the 1933 Act. The Company  further  represents  and warrants that the  Contracts  will be  issued  and  sold in  compliance  in all  material respects  with all  applicable  federal  securities  and  state  securities  and insurance  laws.  The Company  further  represents  and  warrants  that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas  insurance  laws,  and that it (a) has  registered or, prior to any issuance  or  sale  of  the  Contracts,  will  register  the  Account  as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated  investment  account for the Contracts,  or alternatively (b) has not registered the Account in proper  reliance upon an exclusion  from  registration under the 1940 Act.

   2.2.  The Fund represents and warrants that Designated  Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain  registered under the 1940
Act. The Fund shall amend the  registration  statement  for its shares under the
1933 Act and the 1940 Act from time to time as  required  in order to effect the continuous  offering  of its  shares.  The Fund shall  register  and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

   2.3.  The Fund  makes no  representation  as to  whether  any  aspect  of its operations (including,  fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states.

   2.4.  The  Fund  represents  and warrants  that it is lawfully  organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

   2.5.  The  Adviser  represents  and  warrants  that  it is  registered  as an investment adviser with the SEC.

   2.6.  The  Fund  and the  Adviser  represent  and  warrant  that all of their trustees/directors,  officers,  employees,  and other  individuals  or  entities dealing with the money and/or  securities of the Fund are and shall  continue to be at all times covered by a blanket  fidelity bond or similar  coverage for the benefit of the Fund in an amount not less than the minimum  coverage as required currently  by  Rule  17g-1  of the  1940  Act or  related  provisions  as may be promulgated  from time to time.  The aforesaid  bond shall include  coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

   2.7.  The  Company  represents  and  warrants  that  all  of  its  directors, officers, employees,  investment advisers and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount of not
less  than  $5  million.   The  aforesaid  includes  coverage  for  larceny  and
embezzlement and shall be issued by a reputable bonding company.

   2.8.  The  Company  represents and warrants that it (a) has adopted  policies and procedures to monitor trading  activity in the Portfolios by Contract owners and  (b)  is  entitled  (by  disclosure  in  the  prospectus)  to  require  that allocations to sub-accounts  investing in the Portfolios made by or on behalf of
Contract owners be made exclusively via regular U.S. mail (i.e.  submissions via facsimile,  e-mail  and  the  Company's  website  are  note  permitted)  if such allocations  follow  a market  timing  strategy  , and (c)  will use  reasonable efforts to identify  allocations  following a market timing strategy and enforce the "U.S.  mail  only"  submission  policy  noted  above  upon the Fund's or the
Adviser's request.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

   3.1.  The  Fund shall provide the Company with as many printed  copies of the
current  prospectus,   current  Statement  of  Additional  Information  ("SAI"),
supplements,  proxy  statements,  and  annual  or  semi-annual  reports  of each
Designated  Portfolio  as the  Company  may  reasonably  request  to  deliver to existing Contract owners and for marketing of the Contracts. If requested by the
Company in lieu  thereof,  the Fund shall  provide such  documents  (including a
"camera-ready"  copy of such  documents  as set in type,  a diskette in the form sent to the  financial  printer,  or an  electronic  copy of the  documents in a format  suitable for posting on the  Company's  website,  all as the Company may reasonably  request) and such other  assistance  as is  reasonably  necessary in order for the  Company to have  prospectuses,  SAIs,  supplements  and annual or semi-annual  reports for the Contracts and the Fund printed together in a single document  or posted on the  Company's  web-site or printed  individually  by the
Company if it so chooses.  The expenses  associated  with printing and providing such documentation shall be as set forth in Article V.

   3.2.  The Fund's  prospectus shall state that the current SAI for the Fund is available.

   3.3.  The  Fund shall  provide the Company  with  information  regarding  the
Fund's  expenses,  which  information  may  include a table of fees and  related narrative  disclosure  for use in any prospectus or other  descriptive  document relating to a Contract.  The  Company  agrees that it will use such  information substantially  in the form  provided.  The Company  shall  provide prior written notice of any  proposed  modification  of such  information,  which  notice will describe the manner in which the Company proposes to modify the information, and agrees  that it may not modify  such  information  in any way  without the prior consent of the Fund, which consent shall not be unreasonably withheld.

   3.4.  So  long as, and to the extent the SEC  continues to interpret the 1940
Act to require  pass-through  voting privileges for variable contract owners, or to the extent  otherwise  required by law, the Company  shall,  at the Company's option,  follow one of the two methods  described below to provide  pass-through voting privileges to contract owners:

         (a)  Provide  a list of  Contract  owners  with  value  allocated  to a
Designated  Portfolio as of the record date to the Fund or its agent in order to permit the Fund to send  solicitation  material and gather  voting  instructions from  Contract  owners on behalf of the Company.  The Company shall also provide such other  information to the Fund as is reasonably  necessary in order for the
Fund to properly  tabulate votes for Fund initiated  proxies.  In the event that the Company  chooses this  option,  the Fund shall be  responsible  for properly
"echo voting" shares of a Designated  Portfolio for which no voting instructions have been received.

         (b) Solicit voting  instructions  from Contract holders itself and vote shares of the Designated Portfolio in accordance with instructions received from
Contract holders. The Company shall vote the shares of the Designated Portfolios for which no instructions have been received in the same proportion as shares of the Designated Portfolio for which instructions have been received.

   3.5.  The  Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

   4.1.  The Company shall furnish, or shall cause to be furnished,  to the Fund or its designee,  each piece of sales literature or other  promotional  material that the  Company  develops  and in which  the Fund (or a  Designated  Portfolio thereof) or the Adviser is named.  No such material shall be used until approved by the Fund or its  designee,  and the Fund will use its best  efforts for it or its designee to review such sales literature or promotional material within five
(5)  Business  Days after  receipt of such  material.  The Fund or its  designee reserves the right to  reasonably  object to the continued use of any such sales literature  or other  promotional  material  in which the Fund (or a  Designated
Portfolio  thereof) or the Adviser is named,  and no such material shall be used if the Fund or its designee so objects.

   4.2. The Company shall not give any  information or make any  representations or  statements  on behalf of the Fund or  concerning  the Fund or the Adviser in connection  with  the  sale of the  Contracts  other  than  the  information  or representations contained in the registration statement or prospectus or SAI for the Fund shares,  as such  registration  statement and  prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other  promotional  material approved by the
Fund or its designee, except with the permission of the Fund or its designee.

   4.3.  The Fund and the Adviser, or their designee, shall furnish, or cause to be  furnished,  to  the  Company,  each  piece  of  sales  literature  or  other promotional  material  that it  develops  and in which the  Company,  and/or the
Account, is named. No such material shall be used until approved by the Company, and the Company  will use its best  efforts to review such sales  literature  or promotional  material  within  five (5)  Business  Days  after  receipt  of such material.  The Company reserves the right to reasonably  object to the continued
use of any such sales  literature  or other  promotional  material  in which the
Company  and/or its Account is named,  and no such material shall be used if the
Company so objects.

   4.4.  The Fund shall not give any information or make any  representations on behalf of the Company or concerning the Company,  the Account,  or the Contracts in connection  with the sale of Portfolio  shares other than the  information or representations  contained in a registration statement,  disclosure document and prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or  interests  therein are not  registered  under the 1933
Act), or SAI for the Contracts, as such registration statement,  prospectus,  or
SAI may be amended or  supplemented  from time to time, or in published  reports for the  Account  which are in the public  domain or approved by the Company for distribution to Contract  owners,  or in sales  literature or other  promotional material approved by the Company, except with the permission of the Company.

   4.5.  The  Fund will provide to the Company at least one complete copy of all registration statements,  prospectuses,  SAIs, reports, proxy statements,  sales
literature  and  other  promotional  materials,   applications  for  exemptions,
requests for no-action  letters,  and all  amendments to any of the above,  that relate to the Designated  Portfolios or their shares,  promptly after the filing of such document(s) with the SEC or other regulatory authorities.

   4.6.  The  Company will provide to the Fund at least one complete copy of all
registration   statements,   prospectuses   (which  shall  include  an  offering
memorandum,  if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports,  solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions,  requests for no-action  letters,  and all  amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Adviser any  complaints  received  from the Contract owners pertaining to the Fund or a Designated Portfolio.

   4.7.  The  Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated  Portfolio,  and of any material change in the Fund's  registration  statement,  particularly any change resulting  in a change  to the  registration  statement  or  prospectus  for any
Account.  The Fund will work with the  Company  so as to enable  the  Company to solicit  proxies from Contract  owners,  or to make changes to its prospectus or registration  statement,  in an orderly  manner.  The Fund will make  reasonable efforts  to attempt  to have  changes  affecting  Contract  prospectuses  become effective simultaneously with the annual updates for such prospectuses.

   4.8.  The  Company  agrees and  acknowledges  that the  Company has no right, title or  interest  in the  names  and marks of the Fund and that all use of any designation  comprised  in whole  or part of such  names  or  marks  under  this
Agreement  shall  insure to the benefit of the Fund and the  Adviser.  Except as provided in Section  4.1,  the Company  shall not use any such names or marks on its own behalf or on behalf of a Separate  Account in connection  with marketing the Contracts  without prior written  consent of the Fund and the Adviser.  Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks. To the extent,  if any, that any ownership  interest in and to the names and marks of the Fund does not  automatically  vest in the Fund by virtue of this  Agreement,  and instead  invests in the Company,  the Company hereby  transfers  and  assignments  to the Fund all right , titles and interest that the Company may have in and to the names and marks of the Fund.

ARTICLE V.  FEES AND EXPENSES

   5.1.  The Fund shall pay no fee or other  compensation  to the Company  under this Agreement,  except that if the Fund or any Designated  Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses,  then the  Fund  may  make  payments  to the  Company  or to the  underwriter  for the
Contracts if and in amounts agreed to by the Fund in writing.

   5.2.  All  expenses  incident to performance by the Fund under this Agreement shall be paid by the  Fund.  The Fund  shall see to it that all its  shares  are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent  deemed  advisable  by the Fund,  in  accordance  with applicable  state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement,  proxy materials and reports, setting the prospectus in type, setting in type the proxy materials and reports to  shareholders  (including  the costs of  printing a  prospectus  that constitutes  an annual  report),  the  preparation of all statements and notices required by any federal or state law,  and all taxes on the issuance or transfer of the Fund's shares.

   5.3.  The Fund  will pay or cause  to be paid the  expenses  associated  with printing, mailing, distributing,  solicitation and tabulation of proxy materials to Contract owners with respect to proxies related to the Fund,  consistent with applicable  provisions  of the 1940 Act. The Fund shall also bear the expense of printing and postage with respect to Fund  prospectuses,  annual and semi-annual reports and all other Fund reports  delivered to existing  Contract  owners with value allocated to one or more Designated Portfolios (regardless of whether such documents are printed by the Fund or the Company).

   5.4.  The Company shall bear the expense of distributing all prospectuses and reports to prospective  Contract  owners.  The Company shall bear the expense of printing  copies of the  prospectus  for the Contracts for use with  prospective
Contract owners.  The Company shall bear the expenses incident to (including the costs of printing)  sales  literature  and other  promotional  material that the
Company  develops and in which the Fund (or a Designated  Portfolio  thereof) is named.

ARTICLE VI.  QUALIFICATION

   6.1.  The  Fund will invest its assets in such a manner as to ensure that the
Contracts will be treated as annuity or life insurance  contracts,  whichever is appropriate,  under  the  Code and the  regulations  issued  thereunder  (or any successor  provisions).  Without  limiting  the  scope  of the  foregoing,  each
Designated  Portfolio  represents  and warrants that it will comply with Section
817(h)  of the  Code  and  Treasury  Regulation  ss.1.817-5,  and  any  Treasury
interpretations  thereof,  relating  to  the  diversification  requirements  for variable annuity,  endowment, or life insurance contracts, and any amendments or other modifications or successor  provisions to such Section or Regulations.  In the  event  of a  breach  of this  Article  VI by the  Fund,  it will  take  all reasonable  steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve  compliance within the grace period afforded by Regulation 1.817-5.

   6.2.  The  Fund  represents  and  warrants  that it will seek to qualify as a regulated  investment company under Subchapter M of the Internal Revenue Code of
1986, as amended (the "Internal  Revenue  Code,") and that it will maintain such qualification  (under  Subchapter M or any successor or similar  provisions) and that it will notify the Company  immediately  upon having a reasonable basis for believing  that it has  ceased to so  qualify or that it might not so qualify in the future.

   6.3.  The  Company  represents  that the Contracts are currently,  and at the time of  issuance  shall be,  treated as life  insurance  or  annuity  insurance contracts,  under  applicable  provisions of the Code, and that it will maintain such  treatment,  and that it will  notify the Fund  immediately  upon  having a reasonable  basis for believing  the  Contracts  have ceased to be so treated or that they might not be so treated in the  future.  The  Company  agrees that any prospectus  offering a contract that is a "modified  endowment contract" as that term is  defined  in  Section  7702A of the Code (or any  successor  or  similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII.  Potential Conflicts

   7.1.  The  Board will  monitor  the Fund for the  existence  of any  material irreconcilable  conflict  between the interests of Contract owners  investing in
Portfolios.  A  material  irreconcilable  conflict  may arise  for a variety  of reasons,  including:  (a) state insurance  regulatory  authority  action;  (b) a change in applicable  federal or state  insurance,  tax, or  securities  laws or regulations,  or a public ruling, private letter ruling or any similar action by insurance,  tax or securities regulatory  authorities;  (c) an administrative or judicial  decision  in any  relevant  proceeding,  (d) the  manner  in which the investments  of the  Portfolios  are being  managed;  (e) a difference in voting instructions  given by  contract  owners of  different  Participating  Insurance
Companies;  and (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners.

   7.2.  The  Company  will report any  potential  or existing  conflicts to the
Board.  The Company will be responsible  for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice when issued by the SEC for the Portfolios  (the "Notice"),  which the Company has reviewed,  by providing the Board with all information  reasonably  necessary for the Board to consider any issues raised. The responsibility  includes, but is not limited to, an obligation by the Company to inform the Board whenever  Contract owner voting instructions  are  disregarded by the Company.  These  responsibilities  will be carried out with a view only to the interests of the Contract owners.

   7.3.  If a majority of the Board or majority of its  disinterested  trustees, determines  that  a  material  irreconcilable  conflict  exists,  affecting  the
Company,  the Company,  at its expense and to the extent reasonably  practicable
(as determined by a majority of the Board's disinterested  trustees),  will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including;  (a) withdrawing the assets  allocable to some or all of the Separate
Accounts from the Fund or any Portfolio  thereof and reinvesting those assets in a different  investment medium,  which may include another Portfolio of Fund, or another  investment  company;  (b)  submitting  the  question  of  whether  such segregation  should be implemented to a vote of all affected Contract owners and as appropriate,  segregating the assets of any appropriate group (I.E., variable annuity or variable life insurance  Contract owners of one or more Participating
Insurance Companies) that votes in favor of such segregation, or offering to the affected  Contract  owners'  the  option  of  making  such  a  change;  and  (c)
establishing a new registered  management investment company (or series thereof)
or managed  separate  account.  If a  material  irreconcilable  conflict  arises because  of a  decision  by the  Company  to  disregard  Contract  owner  voting instructions, and that decision represents a minority position or would preclude a majority  vote,  the  Company may be  required,  at the  election of Fund,  to withdraw the Separate  Account's  investment  in Fund,  and no charge or penalty will be imposed as a result of such withdrawal.  The responsibility to take such remedial  action  shall be carried out with a view only to the  interests of the
Contract owners.

   For the purposes of this Section 7.3, a majority of the disinterested members of the Board  shall  determine  whether or not any  proposed  action  adequately remedies any material irreconcilable  conflict, but in no event will the Fund or the Adviser (or any other  investment  adviser of the Portfolios) be required to establish a new funding medium for any Contract.  Further, the Company shall not be required  by this  Section  7.3 to  establish  a new  funding  medium for any
Contracts  if any offer to do so has been  declined  by a vote of a majority  of
Contract owners materially and adversely affected by the irreconcilable material conflict.

   7.4.  The   Board's   determination   of  the   existence   of  an   material
irreconcilable conflict and its implications shall be made known promptly and in writing to the Company.

   7.5.  No less than annually,  the Company and the Adviser shall submit to the
Board such  reports,  materials or data as the Board may  reasonably  request so that the Board may fully carry out the  obligations  imposed  upon them by these
Conditions.   Such  reports,  materials,  and  data.  shall  be  submitted  more frequently if deemed appropriate by the Board.

ARTICLE VIII.  INDEMNIFICATION

   8.1.  INDEMNIFICATION BY THE COMPANY

         8.1(a).  The Company  agrees to indemnify and hold harmless each of the
Fund and the Adviser and each of its trustees/directors,  officers, employees or agents and each person,  if any,  who  controls  the Fund or Adviser  within the meaning of Section 15 of the 1933 Act or who is under  common  control  with the
Fund or the Adviser  (collectively,  the  "Indemnified  Parties" for purposes of this  Section  8.1)  against any and all losses,  claims,  damages,  liabilities
(including  amounts paid in settlement  with the written consent of the Company)
or litigation  (including  reasonable  legal and other  expenses),  to which the
Indemnified  Parties  may become  subject  under any statute or  regulation,  at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

         (i) arise out of or are based  upon any  untrue  statement  or  alleged untrue  statements  of  any  material  fact  contained  in  the  registration statement,  prospectus  (which  shall  include  a  written  description  of a
   Contract  that  is not  registered  under  the  1933  Act),  or SAI or  other disclosure  document for the Contracts or contained in the Contracts or sales literature  for the  Contracts  (or any amendment or supplement to any of the foregoing),  or arise out of or are based upon the  omission  or the  alleged omission to state therein a material  fact  required to be stated  therein or necessary to make the statements  therein not misleading,  provided that this agreement to indemnify  shall not apply as to any  Indemnified  Party if such statement  or  omission or such  alleged  statement  or omission  was made in reliance upon and in conformity with information  furnished to the Company by or on  behalf  of  the  Fund  or the  Adviser  for  use  in the  registration statement,  prospectus, SAI or other disclosure document for the Contracts or in the  Contracts or sales  literature  (or any amendment or  supplement)  or otherwise for use in connection with the sale of the Contracts, or

         (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations  contained in the registration statement,  prospectus, SAI, other disclosure document or sales literature of the Fund not supplied by the Company or persons under its control)  or wrongful  conduct of the Company or its agents or persons  under the  Company's  authorization  or  control,  with  respect  to  the  sale  or distribution of the Contracts, or

         (iii) arise out of any untrue  statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, other disclosure  document or sales literature of the Fund or any amendment thereof or supplement  thereto or the omission or alleged omission to state therein a material  fact  required  to be  stated  therein  or  necessary  to make  the statements therein not misleading if such a statement or omission was made in reliance  upon  information  furnished  to the  Fund by or on  behalf  of the
   Company  for use in the  registration  statement,  prospectus,  SAI or  other disclosure document of the Fund or in sales literature; or

         (iv)  arise as a result  of any  material  failure  by the  Company  to provide  the  services  and  furnish  the  materials  under the terms of this
   Agreement; or

         (v)  arise  out  of  or  result  from  any   material   breach  of  any
   representation and/or warranty made by the Company in this Agreement or arise out of or result  from any other  material  breach of this  Agreement  by the
   Company;

as limited by and in  accordance  with the  provisions  of  Sections  8.1(b) and
8.1(c) hereof.

         8.1(b).  The  Company  shall not be liable  under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless disregard of its obligations or duties under this Agreement.

         8.1(c).  The  Company  shall not be liable  under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Company in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party, the Company shall be entitled to participate,  at its own  expense,  in the  defense of such  action.  The  Company  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

         8.1(d). The Indemnified Parties will promptly notify the Company of the commencement  of any litigation or proceedings  against them in connection  with the issuance or sale of the Fund shares or the Contracts or the operation of the
Fund.

   8.2.  INDEMNIFICATION BY THE ADVISER

         8.2(a).  The Adviser  agrees to indemnify and hold harmless the Company and each of its  directors,  officers,  employees or agents and each person,  if any, who  controls the Company  within the meaning of Section 15 of the 1933 Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 8.2)
against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation  (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise,  insofar as such losses,  claims,  damages,  liabilities  or expenses (or actions in respect thereof) or settlements:

         (i) arise out of or are based  upon any  untrue  statement  or  alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI, other  disclosure  document or sales  literature of the
   Fund (or any amendment or supplement to any of the  foregoing),  or arise out of or are based upon the omission or the alleged  omission to state therein a material  fact  required  to be  stated  therein  or  necessary  to make  the statements therein not misleading,  provided that this agreement to indemnify shall not apply as to any Indemnified  Party if such statement or omission or such  alleged  statement  or  omission  was  made  in  reliance  upon  and in conformity with information  furnished to the Adviser or Fund by or on behalf of the  Company for use in the  registration  statement,  prospectus,  SAI or other  disclosure  document  for the  Fund  or in  sales  literature  (or any amendment or supplement) or otherwise for use in connection  with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations by or
   on  behalf  of  the  Fund  or  the   Adviser   (other  than   statements   or
   representations  contained in the registration  statement,  prospectus,  SAI, other disclosure  document or sales literature for the Contracts not supplied by the Fund or the  Adviser) or  wrongful  conduct of the Adviser or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue  statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, other disclosure  document  or sales  literature  covering  the  Contracts,  or any amendment thereof or supplement  thereto, or the omission or alleged omission to state therein a material  fact required to be stated  therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser or the Fund; or

         (iv)  arise as a result of any  failure  by the Fund or the  Adviser to provide  the  services  and  furnish  the  materials  under the terms of this
   Agreement (including a failure of the Fund, whether  unintentional or in good
   faith  or   otherwise,   to  comply  with  the   diversification   and  other
   qualification requirements specified in Article VI of this Agreement); or

         (v)  arise  out  of  or  result  from  any   material   breach  of  any
   representation  and/or  warranty  made by or on behalf of the  Adviser or the
   Fund in this  Agreement  or arise  out of or result  from any other  material breach of this Agreement by or on behalf of the Adviser or the Fund;

as limited by and in  accordance  with the  provisions  of  Sections  8.2(b) and
8.2(c) hereof.

         8.2(b).  The  Adviser  shall not be liable  under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance or such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

         8.2(c).  The  Adviser  shall not be liable  under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Adviser in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Party, the Adviser will be entitled to participate,  at its own expense,  in the defense thereof.  The Adviser also shall be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the party named  in the  action.  After  notice  from  the  Adviser  to such  party of the
Adviser's  election to assume the defense thereof,  the Indemnified  Party shall bear the fees and  expenses of any  additional  counsel  retained by it, and the
Adviser will not be liable to such party under this  Agreement  for any legal or other expenses  subsequently  incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d).  The  Company  agrees  promptly  to notify  the  Adviser of the commencement of any litigation or proceedings against it or any of its officers, directors,  employees or agents in  connection  with the issuance or sale of the
Contracts or the operation of the Account.

   8.3.  INDEMNIFICATION BY THE FUND

         8.3(a).  The Fund agrees to indemnify and hold harmless the Company and each of its directors,  officers,  employees or agents and each person,  if any, who  controls  the  Company  within  the  meaning  of Section 15 of the 1933 Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 8.3)
against any and all losses, claims,  expenses,  damages,  liabilities (including amounts paid in settlement  with the written  consent of the Fund) or litigation
(including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or  otherwise,  insofar as such losses,  claims,  expenses,  damages, liabilities  or expenses  (or actions in respect  thereof) or  settlements,  are related to the operations of the Fund and:

         (i) arise as a result of any  material  failure  by the Fund to provide the  services  and furnish the  materials  under the terms of this  Agreement
   (including a failure, whether unintentional or in good faith or otherwise, to
   comply  with  the  diversification   and  other  qualification   requirements
   specified in Article VI of this Agreement); or

         (ii)  arise  out  of  or  result  from  any  material   breach  of  any
   representation  and/or  warranty  made by or on  behalf  of the  Fund in this
   Agreement  or arise out of or result from any other  material  breach of this
   Agreement by or on behalf of the Fund;

as limited by and in  accordance  with the  provisions  of  Sections  8.3(b) and
8.3(c) hereof.

         8.3(b).  The  Fund  shall  not be  liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

         8.3(c).  The  Fund  shall  not be  liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party  shall  have  notified  the  Fund in  writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such  service on any  designated  agent),  but failure to notify the Fund of any such claim shall not relieve  the Fund from any  liability  which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Parties,  the Fund will be entitled to participate,  at its own  expense,  in the  defense  thereof.  The Fund also shall be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the party named in the  action.  After  notice  from the Fund to such  party of the Fund's election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any  additional  counsel  retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d).  The  Company  agrees  promptly  to  notify  the  Fund  of  the commencement of any litigation or proceeding against it or any of its respective officers,  directors,  employees or agents in connection with the Agreement, the issuance or sale of the Contracts,  the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.  APPLICABLE LAW

   9.1.  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Kansas,  without regard to the conflict of laws provisions thereof.

   9.2.  This  Agreement shall be subject to the provisions of the 1933 and 1940
Acts as well as the  Exchange  Act of 1934,  and the rules and  regulations  and rulings  thereunder,  including such exemptions  from those statutes,  rules and regulations as the SEC may grant,  and the terms hereof shall be interpreted and construed  in  accordance  therewith.  If, in the  future,  the Mixed and Shared
Funding  Order  discussed  in Article  VII should no longer be  necessary  under applicable law, then Article VII hereof shall no longer apply.

ARTICLE X.  TERMINATION

   10.1. This Agreement shall continue  in full force and effect until the first to occur of:

         (a)  termination  by any party,  for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

         (b)  termination  by the Company by written notice to the other parties in the event any of the Designated Portfolio's shares are not registered, issued or sold in  accordance  with  applicable  state  and/or  federal law or such law precludes  the use of such  shares  as the  underlying  investment  media of the
Contracts issued or to be issued by the Company; or

         (c)  termination  by the  Fund or  Adviser  in the  event  that  formal administrative  proceedings  are instituted  against the Company by the National
Association  of Securities  Dealers,  Inc. (the "NASD"),  the SEC, the Insurance
Commissioner  or  like  official  of any  state  or any  other  regulatory  body regarding  the Company's  duties under this  Agreement or related to the sale of the Contracts,  the operation of any Account,  or the purchase of the Designated
Portfolios' shares;  provided,  however,  that the Fund or Adviser determines in its  sole  judgment  exercised  in good  faith,  that  any  such  administrative proceedings  will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

         (d) termination by the Company in the event that formal  administrative proceedings  are instituted  against the Fund or Adviser by the SEC or any state securities department or any other regulatory body; provided,  however, that the
Company  determines in its sole judgment  exercised in good faith, that any such administrative  proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement; or

         (e)  termination  by the Company by written notice to the other parties in the event that any  Designated  Portfolio  ceases to  qualify as a  regulated investment company under Subchapter M or fails to comply with the Section 817(h)
diversification  requirements  specified in Article VI hereof, or if the Company reasonably  believes  that any such  Portfolio  may fail to so qualify or comply with either provision; or

         (f)  termination by either the Fund or the Adviser by written notice to the other parties, if either one or both the Fund and the Adviser, respectively, shall  determine,  in their sole  judgment  exercised  in good  faith,  that the
Company has  suffered a material  adverse  change in its  business,  operations, financial  condition,  or prospects  since the date of this  Agreement or is the subject of material adverse publicity; or

         (g)  termination by the Company by written notice to the other parties, if the Company shall  determine,  in its sole judgment  exercised in good faith, that the Fund or the  Adviser  has  suffered  a material  adverse  change in its business,  operations,  financial  condition or prospects since the date of this
Agreement or is the subject of material adverse publicity; or

         (i) at the option of the Fund with  respect to any  Portfolio,  upon 60 days' advance written notice from the Fund or the Adviser to the Company, upon a decision by the Fund to cease offering shares of the Portfolio for sale

         (j)  termination by the Company upon any  substitution of the shares of another  investment  company  or  series  thereof  for  shares  of a  Designated
Portfolio of the Fund in accordance  with the terms of the  Contracts,  provided that the Company has given at least 45 days prior written notice to the Fund and
Adviser of the date of substitution.

   10.2. Notwithstanding  any  termination of this  Agreement,  the Fund and the
Adviser  shall,  at the  option  of the  Company,  continue  to  make  available additional  shares of the Fund  pursuant  to the terms  and  conditions  of this
Agreement,  for all Contracts in effect on the effective  date of termination of this Agreement  (hereinafter  referred to as "Existing  Contracts"),  unless the
Company  seeks an order  pursuant to Section 26(b) of the 1940 Act to permit the substitution  of other  securities for the shares of the Designated  Portfolios.
Specifically,  the  owners  of the  Existing  Contracts  shall be  permitted  to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional  purchase  payments under the Existing
Contracts (subject to any such election by the Company).

   10.3. Notwithstanding   any  termination  of  this  Agreement,  each  party's
obligation under Article VIII to indemnify the other parties shall survive.

   10.4. The  Company  shall not redeem  Portfolio  shares  attributable  to the
Contracts (as opposed to Portfolio  shares  attributable to the Company's assets held in a Separate Account) except (i) as necessary to implement  Contract owner initiated or approved transactions,  or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general  application
("Legally  Required  Redemption")  or (iii) as  permitted by an order of the SEC pursuant to Section  26(c) of the 1940 Act or (iv) as permitted by a Contract if such  Contract is not,  and is not  required to be,  registered  pursuant to the federal securities laws. Upon request,  the Company will promptly furnish to the
Fund and the Adviser the opinion of counsel for the Company (which counsel shall be reasonably  satisfactory  to the Fund and the Adviser) to the effect that any redemption  pursuant  to clause  (ii)  above is a Legally  Required  Redemption.
Furthermore,  except in cases where  permitted under the terms of the Contracts, the Company  shall not prevent  Contract  owners from  allocating  payments to a
Portfolio that was otherwise  available under the Contracts without first giving the Fund or the Adviser 90 days notice of its intention to do so.

ARTICLE XI.  NOTICES

   Any notice shall be  sufficiently  given when sent by registered or certified mail to the other  party at the address of such party set forth below or at such other  address  as such  party may from time to time  specify  in writing to the other party.

   If to the Company:          Security Benefit Life Insurance Company
                               Attention General Counsel
                               One Security Benefit Place
                               Topeka, Kansas 66636-0001

   If to the Fund:             Potomac Funds
                               Attention: Daniel D. O'Neill
                               500 Fifth Avenue, Suite 415
                               New York, NY 10110-0001

   If to Adviser:              Rafferty Asset Management, LLC
                               Attention: Daniel D. O'Neill
                               500 Fifth Avenue, Suite 415
                               New York, NY 10110-0001

ARTICLE XII.  MISCELLANEOUS

   12.1. All  persons  dealing with the Fund must look solely to the property of the respective  Designated Portfolios listed on Schedule A hereto as though each such  Designated  Portfolio had separately  contracted  with the Company and the
Adviser for the  enforcement  of any claims  against the Fund. The parties agree that neither the Board, officers,  agents or shareholders of the Fund assume any personal  liability  or  responsibility  for  obligations  entered into by or on behalf of the Fund.

   12.2. Subject to the requirements of legal process and regulatory  authority, the Fund and the Adviser shall treat as confidential  the names and addresses of the  owners  of the  Contracts.  Each  party  shall  treat as  confidential  all information  reasonably identified as confidential in writing by any other party hereto  and,  except  as  permitted  by  this  Agreement,  shall  not  disclose, disseminate or utilize such  information  without the express written consent of the affected party until such time as such  information has come into the public domain.

   12.3. The  captions  in  this  Agreement  are  included  for  convenience  of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   12.4.xThis   Agreement  may  be  executed   simultaneously  in  two  or  more
counterparts,  each of which taken  together  shall  constitute one and the same instrument.

   12.5. If any provision of this  Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   12.6. Each  party  hereto  shall  cooperate  with  each  other  party and all appropriate  governmental authorities (including without limitation the SEC, the
NASD,  and  state  insurance  regulators)  and  shall  permit  such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions  contemplated  hereby.
Notwithstanding  the  generality  of the  foregoing,  each party hereto  further agrees to furnish the Kansas  Insurance  Commissioner  with any  information  or reports in connection  with services  provided under this  Agreement  which such
Commissioner  may request in order to ascertain  whether the variable  insurance operations of the Company are being  conducted in a manner  consistent  with the
Kansas   insurance  laws  and  regulations  and  any  other  applicable  law  or regulations.

   12.7. The  rights,  remedies and obligations  contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity,  which the parties  hereto are  entitled to under state and federal laws.

   12.8. This Agreement or any of the rights and  obligations  hereunder may not be  assigned  by any party  without  the prior  written  consent of all  parties hereto.

   IN WITNESS  WHEREOF,  each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life                  By its authorized officer
Insurance Company

                                       By:
                                           -------------------------------------
                                              Douglas G. Wolff
                                       Title: Vice President
                                       Date:  April 29, 2004

Potomac Insurance Trust                By its authorized officer

                                       By:
                                           -------------------------------------

                                       Title: President
                                       Date:

Rafferty Asset Management, LLC         By its authorized officer

                                       By:
                                           -------------------------------------
                                              Daniel D. O'Neill
                                       Title: Managing Partner
                                       Date:

                                                                  April 30, 2004

                                   SCHEDULE A

         ACCOUNT(S)                 CONTRACT(S)        DESIGNATED PORTFOLIO(S)
Variable Annuity Account XIV           V6029           Evolution Managed Bond
                                                       Evolution Managed Equity